SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 15, 2006

FALCON RIDGE DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-28789	84-1461919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5111 Juan Tabo Boulevard N. E.
Albuquerque, New Mexico 87111
(Address of principal executive offices) (Zip Code)

(505) 856-6043
 Registrant’s telephone number, including area code

Not Applicable
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

TABLE OF CONTENTS

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 7.01  Regulation FD Disclosures

Item 9.01  Financial Statements and Exhibits
.

ITEMS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2006, Falcon Ridge Development, Inc. (“Falcon,” “we,” “us,” “our”) filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209, effective as of the close of business Pacific Daylight Time on August 15, 2006 (“Effective Date”). The Certificate effects a 1 for 200 reverse stock split of our authorized and outstanding common stock, thereby reducing the number of our authorized common stock from 900,000,000 shares to 4,500,000 shares and the outstanding shares of common stock from 752,262,441 to 3,761,312 (“Reverse Split”). The Record Date for the Reverse Split was August 15, 2006. As a result, each 200 shares of common stock outstanding on August 15, 2006 automatically converted to 1 share of common stock at the Effective Date. No fractional shares will be issued in connection with the Reverse Split. Cash will be paid in lieu of fractional shares determined in an amount proportional to $1.94 per post Reverse Split whole share. Existing certificates will not be exchanged for new certificates and certificates should not be returned to us or our transfer agent until the shares represented by the certificate are transferred.

The Reverse Split did not alter any voting rights or other terms of the common stock.

Item 7.01 Regulation FD Disclosures.

See Exhibit 99.1 for the Press Release dated August 15, 2006 in connection with the Reverse Split.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Form of Certificate of Change Pursuant to 78.209 of Falcon Ridge Development, Inc.

Exhibit 99.1	Press Release of Falcon Ridge Development, Inc. dated August 15, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falcon Ridge Development Inc.
Date: August 15, 2006	By:	/s/ Fred Montano
Fred Montano,
President

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Certificate of Change Pursuant to NRS 78.209 filed with Nevada Secretary of State on August 10, 2006
Exhibit 99.1	Press Release of Falcon Ridge Development, Inc. dated August 15, 2006